Exhibit 16.1


January 3, 2005


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

                         Re: Lifeline Therapeutics, Inc.


Dear Sir or Madam:

     We have read Item 4.01 of Form 8-K of Lifeline Therapeutics, Inc. dated January 3, 2005, and agree with the statements concerning our Firm contained therein.


Very truly yours,


/s/  MICHAEL JOHNSON & CO., LLC